As filed with the Securities and Exchange Commission on
                        June 2, 1999
                                    Registration No.333-________
________________________________________________________________


                 SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
               _______________________________________
                              FORM S-8
                    REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933
               _______________________________________

                   FIRST FEDERAL BANCORPORATION
             _______________________________________
      (Exact Name of Registrant as Specified in Its Charter)

             Minnesota                          41-1796238
   ------------------------------          -------------------
   (State or other jurisdiction of         (I.R.S. Employer
   Incorporation or organization)          Identification No.)

                          214 5th Street
                     Bemidji, Minnesota 55601
                          (218) 751-5120
           ---------------------------------------------
             (Address of Principal Executive Office)

       First Federal Bancorporation 1998 Stock Option Plan
     -------------------------------------------------------
                     (Full Title of the Plan)


                    Gary R. Bronstein, Esquire
                     Daniel L. Hogans, Esquire
                Housley Kantarian and Bronstein, P.C.
                  1220 19th Street, N.W., Suite 700
                     Washington, D.C.  20036
           -------------------------------------------
             (Name and Address of Agent for Service)

                        (202) 822-9611
 -------------------------------------------------------------
 (Telephone Number, Including Area Code, of Agent For Service)

                CALCULATION OF REGISTRATION FEE

===================================================================================
    Title Of           Proposed Maximum     Proposed Maximum          Amount Of
Securities To Be         Amount To Be        Offering Price      Aggregate Offering       Registration
  Registered              Registered           Per Share               Price                  Fee
----------------------------------------------------------------------------------

Common Stock,
   $.01 par value         150,000 (1)             (2)                 1,287,500 (2)           357.93
     per share


(1) Maximum number of shares issuable under the First Federal Bancorporation 1998 Stock Option Plan (150,000 shares), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 150,000 shares are being registered hereby, of which 150,000 are under option at a weighted average exercise price of $8.583 per share ($1,287,500 in the aggregate).

  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933.

                          PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------
Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *This Registration Statement relates to the registration of 150,000 shares of Common Stock, $.01 par value per share, of First Federal Bancorporation (the "Company") reserved for issuance and delivery under the First Federal Bancorporation 1998 Stock Option Plan. Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                          PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, accordingly, files periodic reports and other information with the SEC. Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address for the SEC's Web site is "http://www.sec.gov".

    The following documents are incorporated by reference in
this   Registration Statement:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 (Commission File No.
0-25704);

        (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 (Commission File No.
0-25704);

        (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 (Commission File No. 0-25704);

        (d) The description of the Company's securities obtained in this Company's Registration Statement on Form 8-A as declared effective by SEC on March 15, 1995.

    ALL DOCUMENTS FILED BY THE COMPANY AND THE STOCK OPTION PLAN PURSUANT TO SECTIONS 13(a), 13(c), 14, AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
    Not applicable, as the common stock is registered under
Section 12 of the Securities and Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE
------   COMPANY

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

    Section 302A.521 of the Minnesota Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

    302A.521  INDEMNIFICATION. -- Subdivision 1.  Definitions.
(a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" includes a domestic or foreign corporation that was the predecessor of the corporation referred to in this section in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

    (c) "Official capacity" means (1) with respect to a director, the position of director in a corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the board, or the employment relationship undertaken by an employee of the corporation, and (3) with respect to a director, officer, or employee of the corporation who, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

    (d) "Proceeding" means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation.

    (e) "Special legal counsel" means counsel who has not represented the corporation or a related organization, or a director, officer, member of a committee of the board, or employee, whose indemnification is in issue.

    Subdivision 2. Indemnification mandatory; standard. (a) Subject to the provisions of subdivision 4, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

    (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

    (2) Acted in good faith;

    (3) Received no improper personal benefit and section
302A.255, if applicable, has been satisfied;

    (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

    (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

    (b) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this subdivision.

    Subdivision 3. Advances. Subject to the provisions of subdivision 4, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in subdivision 2 have been satisfied and a written undertaking by the person to pay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

    Subdivision 4. Prohibition or limit on indemnification or advances. The articles or bylaws either may prohibit indemnification or advances of expense otherwise required by this section or may impose conditions on indemnification or advances of expenses in addition to the conditions contained in subdivisions 2 and 3 including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally to all persons or to all persons within a given class. A prohibition or limit on indemnification or advances may not apply to or affect the right of a person to indemnification or advances of expenses with respect to any acts or omissions of the person occurring prior to the effective date of a provision in the articles or the date of adoption of a provision in the by-laws establishing the prohibition or limit on indemnification or advances.

    Subdivision 5. Reimbursement to witnesses. This section does not require, or limit the ability of, a corporation to reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

    Subdivision 6. Determination of eligibility. (a) All determinations whether indemnification of a person is required because the criteria set forth in subdivision 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subdivision 3 shall be made:

    (1) By the board by a majority of a quorum, if the directors who are at the time parties to the proceeding are not counted for determining either a majority or the presence of a quorum;

    (2) If a quorum under clause (1) cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full board including directors who are parties;

    (3) If a determination is not made under clause (1) or (2), by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties;

    (4) If a determination is not made under clauses (1) to (3), by the shareholders, but the shares held by parties to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination; or

    (5) If an adverse determination is made under clauses (1) to
(4) or under paragraph (b), or if no determination is made under clauses (1) to (4) or under paragraph (b) within 60 days after
(i) the later to occur of the termination of a proceeding or a written request for indemnification to the corporation or (ii) a written request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.
The person seeking indemnification or payment or reimbursement of expenses pursuant to this clause has the burden of establishing that the person is entitled to indemnification or payment or reimbursement of expenses.

    (b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in subdivision 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subdivision 3 may be made by an annually appointed committee of the board, having at least one member who is a director. The committee shall report at least annually to the board concerning its actions.

    Subdivision 7. Insurance. A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

    Subdivision 8. Disclosure. A corporation that indemnifies or advances expenses to a person in accordance with this section in connection with a proceeding by or on behalf of the corpora-tion shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders.

    Subdivision 9. Indemnification of other persons. Nothing in this section shall be construed to limit the power of the corporation to indemnify other persons by contract or otherwise.

    Article XVII of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.


                          ARTICLE XVII

                        INDEMNIFICATION

    A.  Definitions.  "Official capacity" means
        -----------

    (i) with respect to a director, the position of director in the Corporation,

    (ii) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the board, or the employment relation-ship undertaken by an employee of the Corporation, and

    (iii) with respect to a director, officer, or employee of the Corporation who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

    "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation.

    "Special legal counsel" means counsel who has not represented the Corporation or a related organization or a director, officer, member of a committee of the board, or employee, whose indemnification is in issue.

    B.  Mandatory Indemnification.  The Corporation shall
        -------------------------   indemnify a person made or
threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgment, penalties, fines including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

    (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

    (2) Acted in good faith;

    (3) Received no improper personal benefit and, if applicable, the provisions of Section 302A.255, or any successor provision, of the Minnesota Business Corporation Act, have been satisfied;

    (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

    (5) In the case of acts or omissions occurring in the official capacity described in paragraph A(i) or A(ii), reasonably believed that the conduct was in the best interests of the Corporation, or in the case of acts or omissions occurring in the official capacity described in paragraph A(iii) hereof, reasonably believed that the conduct was not opposed to the best interests of the Corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

    (b) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this paragraph B.

    C.  Advances.  Subject to the provisions of paragraph D
        --------   hereof, if a person is made or threatened to
be made a party to a proceeding, the person is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (i) upon receipt by the Corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in paragraph B hereof have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Corporation, if it is ultimately determined that such criteria have not been satisfied, and (ii) after a determination that the facts then known to those making the determination would not preclude indemnification hereunder. The written undertaking required by this paragraph C is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

    D.  Determination of Eligibility.  (1) All determinations of
        ----------------------------   whether indemnification
of a person is required because the criteria set forth in para-graph B have been satisfied and of whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in paragraph C shall be made:

    (i) By the board of directors by a majority of a quorum, if the directors who are at the time parties to the proceeding are not to be counted for determining either a majority or the presence of a quorum;

    (ii) If a quorum under paragraph D(1)(i) cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full board including directors who are parties;

    (iii) If a determination is not made under D(1)(i) or D(1)(ii), by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to D(1)(i) or D(1)(ii), or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties;

    (iv) If a determination is not made under D(1)(i), D(1)(ii) or D(1)(iii), by the shareholders, but the shares held by parties to the proceeding must not be counted in determining the presence of a quorum and are not considered to be present and entitled to vote on the determination; or

    (v) If an adverse determination or no determination is made under D(1)(i), D(1)(ii), D(1)(iii) or D(1)(iv) or under D(2) hereof within 60 days after (i) the later to occur of the termination of a proceeding or a written request for indemnification to the Corporation or (ii) a written request for an advance of expenses, as the case may be, by a court in the State of Minnesota, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.
The person seeking indemnification or reimbursement of expenses pursuant to this D(1)(v) has the burden of establishing that the person is entitled to indemnification or payment or reimburse-ment of expenses.

    (2) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirect-ly, the power to direct or cause the direction of the management or policies of the Corporation, the determination of whether indemnification of this person is required because the criteria set forth in paragraph B have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in paragraph C may be made by an annually appointed committee of the board, having at least one member who is a director. The committee shall report at least annually to the board concerning its actions.

    E.  Nonexclusive.  The indemnification and advance payment
        ------------   of expenses provided in this Article XVII
shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

    F.  Continuation.  The indemnification provided by this
        ------------   Article XVII shall be deemed to be a
contract between the Corporation and the persons entitled to indemnification hereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided hereunder shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

    G.  Insurance.  The Corporation may purchase and maintain
        ---------   insurance on behalf of any person in that
person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Corporation would have been required to indemnify the person against the liability hereunder.

    H.  Savings Clause.  If this Article XVII or any portion
        --------------   hereof shall be invalidated on any
ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

    Not applicable.

ITEM 8.  EXHIBITS
------

    The exhibits scheduled to be filed as part of this registration statement are as follows:

    5.1    Opinion of Housley Kantarian & Bronstein, P.C.
           as to the legality of the Common Stock being registered

    23.1   Consent of Independent Auditors

    23.2   Consent of Housley Kantarian & Bronstein, P.C.
           (appears in their opinion filed as Exhibit 5.1)

    24.1 Power of Attorney (contained in the signature page to this Registration Statement)

    99.1   First Federal Bancorporation 1998 Stock Option Plan

    99.2   Form of Stock Option Agreements entered into with
           Optionees with respect to Incentive Stock Options and Non-Incentive Stock Options granted under the Stock
           Option Plan

    99.3   1999 Amendment to First Federal Bancorporation 1998
           Stock Option Plan

    99.4   Disclosure in S-8 Regarding 3-for-2 stock split

ITEM 9.  UNDERTAKINGS
------

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra-tion statement --

         (i)  To include any prospectus required by Section
    10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any additional or changed material information on to the plan of distribution; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer under the Securities Exchange Act of 1934.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement
relating to   the securities offered therein, and the offering
of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bemidji, State of Minnesota, on this 1st day of June, 1999.

                            FIRST FEDERAL BANCORPATION


                            By: /s/ William R. Belford
                                --------------------------------
                                William R. Belford, President
                                 and Chief Executive Officer
                                (Duly Authorized Representative)


                        POWER OF ATTORNEY

    We, the undersigned Directors of First Federal Bancorpora-tion, hereby severally constitute and appoint William R. Belford with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capaci-ties indicated below which said William R. Belford may deem necessary or advisable to enable First Federal Bancorporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of First Federal Bancorporation common stock, including specifi-cally, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William R. Belford shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                     Title                             Date
----------                                     -----                             ----
/s/ William R. Belford        President, Chief Executive Officer             June 1, 1999
-------------------------     and Director (Principal Executive Officer)
William R. Belford

/s/ Dennis M. Vorgert         Vice President and Treasurer                   June 1, 1999
-------------------------     (Principal Financial and
Dennis M. Vorgert             Accounting Officer)

/s/ Ralph T. Smith            Chairman of the Board                          June 1, 1999
-------------------------
Ralph T. Smith

/s/ Martin R. Sathre          Vice Chairman of the Board                     June 1, 1999
-------------------------
Martin R. Sathre

/s/ Walter R. Fankhanel       Director                                       June 1, 1999
-------------------------
Walter R. Fankhanel

/s/ James R. Sharp            Director                                       June 1, 1999
-------------------------
James R. Sharp

/s/ Dean J. Thompson          Director                                       June 1, 1999
-------------------------
Dean J. Thompson

                        INDEX TO EXHIBITS


 Exhibit       Description
 -------       ------------
  5.1          Opinion of Housley Kantarian & Bronstein, P.C. as
               to the legality of the Common Stock being registered

 23.1          Consent of Independent Auditors

 23.2          Consent of Housley Kantarian & Bronstein, P.C.
               (appears in their opinion filed as Exhibit 5.1)

 24.1 Power of Attorney (contained in the signature page to this Registration Statement)

 99.1          First Federal Bancorporation 1998 Stock Option
               Plan

 99.2          Form of Stock Option Agreements entered into with
               Optionees with respect to Incentive Stock Options and regarding Non-Incentive Stock Options granted under the Stock Option Plan

 99.3          1999 Amendment to First Federal Bancorporation
               1998 Stock Option Plan

 99.4          Disclosure in S-8 Regarding 3-for-2 stock split